Exhibit 99.1

Timber Pharmaceuticals Provides Business Update and Announces Fourth Quarter and Year End 2021 Financial Results

Company Plans to Initiate Phase 3 Study for TMB-001 in Q2 2022

BASKING RIDGE, NJ, March 31, 2022 -- Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today provided a business update and announced financial results for the fourth quarter and year ended December 31, 2021.

John Koconis, Chairman and Chief Executive Officer of Timber, commented, “Timber achieved multiple milestones over the past few months. In October, we reported positive topline data for our lead asset TMB-001 and just a few weeks ago, we had a productive follow-up meeting with the FDA, positioning us to launch a Phase 3 study in the second quarter of 2022. We also anticipate reporting top line data for the recently completed Phase 2b study for TMB-002 in the third quarter of this year. It’s an exciting time at Timber as we move into late-stage clinical development for our two lead assets.”

Recent Highlights

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During the fourth quarter, Timber announced positive top line results of its Phase 2b CONTROL Study of congenital ichthyosis (CI) for its lead asset, TMB-001, a topical isotretinoin formulated using the company’s patented IPEG™ delivery system. Clinically meaningful efficacy with a favorable safety profile demonstrated the potential of TMB-001 to be an important option for the treatment of CI where no FDA-approved treatments are currently available and the options for standard of care is limited.

●	Timber presented the TMB-001 Phase 2b study results at the European Academy of Dermatology and Venereology’s (EADV) 30th anniversary congress that was held virtually from September 29 - October 2, 2021. Full data was also presented at the 2022 Winter Clinical Dermatology Conference held January 14 – 19, 2022 in Koloa, Hawaii. In addition, a late-breaking presentation of a sub-analysis of the TMB-001 Phase 2b study was presented by a third party at the American Academy of Dermatology 2022 Annual Meeting held March 25-29, 2022 in Boston, Massachusetts.
•

In February 2022, Timber announced the successful completion of an End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) that resulted in a clear path to the launch of a pivotal Phase 3 study for TMB-001. Timber plans to initiate the Phase 3 study in the second quarter of 2022.

●	Timber ended the fourth quarter with $16.8 million in cash and common shares outstanding of 63.6 million on December 31, 2021. This includes $17.25 million in total gross proceeds from a successful public offering that closed in November 2021.
●	Timber recognized revenue of $190,005 in the fourth quarter of 2021 compared to $102,382 for the fourth quarter of 2020. Revenue for both periods consisted of reimbursements from achieving certain clinical milestones in the development of TMB-001, part of a $1.5 million grant from the FDA’s Orphan Products Clinical Trials Grants Program.
●	For the twelve months ended December 31, 2021, Timber recognized revenue of $886,532 compared to $453,810 for the prior year. Reimbursements from achieving certain clinical milestones in the development of TMB-001, totaled $590,794 compared to $453,810 for 2020, part of a $1.5 million grant from the FDA’s Orphan Products Clinical Trials Grants Program. In 2021, Timber also recognized $295,738 from a TMB-002 milestone payment from its licensing agreement with AFT.

The Company advises that its audited consolidated financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Form on Form 10-K, contained an audit report from its independent registered public accounting firm with a going concern emphasis of matter.  Release of this information is required by Section 610(b) of the

NYSE American Company Guide.  It does not represent any change or amendment to any of the Company’s filings for the fiscal year ended December 31, 2021.

For Timber’s complete financial results for the twelve-month period ended December 31, 2021, see the Company’s Annual Form 10-K filed with the Securities and Exchange Commission on March 31, 2022.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chairman and Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

Media Relations:

Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com

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TIMBER PHARMACEUTICALS, INC. & SUBSIDIARIES

Consolidated Balance Sheets

	December 31,	December 31,
	2021	2020
ASSETS
Current assets
Cash	$16,808,539	$10,348,693
Other current assets	310,238	377,290
Total current assets	17,118,777	10,725,983
Deposits	127,534	114,534
Property and equipment, net	16,377	—
Right of use asset	638,786	787,432
Total assets	$17,901,474	$11,627,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$953,349	$395,049
Accrued expenses	850,557	768,661
Lease liability, current portion	332,817	217,651
Redeemable Series A convertible preferred stock under redemption (Note 9)	2,055,348	—
Total current liabilities	4,192,071	1,381,361
Notes payable	37,772	37,772
Lease liability	331,152	579,455
Deferred tax liability	—	37,842
Other liabilities	73,683	73,683
Total liabilities	4,634,678	2,110,113

Commitments and contingencies (Note 8)

Redeemable Series A convertible preferred stock, par value $0.001; 2,500 shares authorized; 1,819 shares issued and outstanding as of December 31, 2020	—	1,909,805

Stockholders' equity
Common stock, par value $0.001; 450,000,000 shares authorized; 63,619,140 shares issued and outstanding as of December 31, 2021, and 27,132,420 shares issued and outstanding as of December 31, 2020	63,619	27,132
Additional paid-in capital	42,087,719	25,826,295
Accumulated deficit	(28,884,542)	(18,245,396)
Total stockholders' equity	13,266,796	7,608,031
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$17,901,474	$11,627,949

TIMBER PHARMACEUTICALS, INC. & SUBSIDIARIES

Consolidated Statements of Operations

	Year ended December 31,
	2021	2020

Grant revenue	$590,794	$453,810
Milestone revenue	295,738	—
Total revenue	886,532	453,810

Operating costs and expenses
Research and development	6,149,586	2,733,026
Research and development - license acquired	—	12,371,332
Transaction costs	—	1,501,133
Selling, general and administrative	5,387,164	4,060,186
Total operating expenses	11,536,750	20,665,677
Loss from operations	(10,650,218)	(20,211,867)

Other (expense) income
Interest expense	(15,551)	(4,416,746)
Interest income	—	816,657
Change in fair value of investment in BioPharmX	—	559,805
Change in fair value of warrant liability	—	8,156,770
(Loss) gain on foreign currency exchange	(3,619)	15,609
Total other (expense) income	(19,170)	5,132,095
Loss before provision for income taxes	(10,669,388)	(15,079,772)
(Benefit) Provision for income taxes	(30,242)	37,842
Net loss	(10,639,146)	(15,117,614)
Accrued dividend on preferred stock units	—	(52,669)
Cumulative dividends on Series A preferred stock	(129,992)	(90,516)
Net loss attributable to common stockholders	$(10,769,138)	$(15,260,799)

Basic and diluted net loss per share attributable to common stockholders	$(0.27)	$(0.97)
Basic and diluted weighted average number of shares outstanding	40,440,570	15,699,869